                                                                     Exhibit 3.1

                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION
                                       OF
                              DYNATECH CORPORATION


             Dynatech Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

          1. The name of the corporation is Dynatech Corporation. The date of filing of its Certificate of Incorporation with the Secretary of State was September 8, 1999.

          2. Article FIRST of the Certificate of Incorporation of the Corporation is hereby amended in its entirety as follows:

          FIRST: The name of the corporation is Acterna Corporation (the "Corporation").

          3. The amendment to the Certificate of Incorporation of the Corporation set forth in the preceding paragraphs has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law, the Board of Directors of the Corporation having adopted resolutions setting forth such amendment, declaring its advisability, and directing that it be submitted to the stockholders of the Corporation for their approval; and the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted having consented in writing to the adoption of such amendment.

          IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed this Certificate on the 29th day of August, 2000.



                                     DYNATECH CORPORATION


                                     By: /s/ Mark V.B. Tremallo
                                        ----------------------------------
                                     Name:   Mark V.B. Tremallo
                                     Title:  Corporate Vice President-
                                             General Counsel